EXHIBIT 32

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), each of the undersigned hereby certifies in his capacity as an officer of ITLA Capital Corporation (the “Company”) that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: August 14, 2003	/s/George W. Haligowski

George W. Haligowski Chairman of the Board, President and Chief Executive Officer

Date: August 14, 2003	/s/ Timothy M. Doyle

Timothy M. Doyle Senior Managing Director and Chief Financial Officer